Exhibit 10.1

AGREEMENT BY AND BETWEEN REGEN BIOPHARMA, INC. AND TODD S. CAVEN

Agreement made on made on March 23, 2021 by and between Todd S. Caven (“Consultant”), a natural person and Regen Biopharma, Inc. (“Company”), a Nevada corporation. Consultant and Company may be referred to individually as “Party” and collectively as “Parties”.

WHEREAS Company desires the Consultant to provide services to the Company consisting of assisting the Company in negotiating with creditors of the Company.

WHEREAS, the Consultant desires to provide services to the Company consisting of assisting the Company in negotiating with creditors of the Company.

THEREFORE, it is agreed as follows:

1. SCOPE OF SERVICES:

Consultant shall assist the Company in obtaining the agreement of the creditors of the Company (“Creditors” or singularly “Creditor”) to settle any and all claims against the Company upon terms acceptable to the Company.

2. Term

The Term of this Agreement shall commence on March 23, 2021 and shall expire on March 23, 2022. The term of this Agreement may be extended by mutual agreement.

3. INDEPENDENT CONTRACTOR

The Parties are independent contractors. Nothing in this Agreement shall be deemed to constitute a partnership or joint venture between the Parties or constitute any Party to be the agent of the other Party for any purpose. Consultant shall have no authority to enter into any agreements or otherwise legally bind the Company.

4. NON DISCLOSURE

(a)	All information, whether in oral, written, graphic, electronic or other form, disclosed by the Company to the Consultant shall be deemed to be “Proprietary Information.” In particular, Proprietary Information includes, without limitation, any trade secrets, confidential information, ideas, inventions or research and development information; matters of a technical nature, including technology; notes, products, know-how, engineering or other data (including test data and data files); specifications, processes, techniques, formulae or work-in-process; manufacturing, planning or marketing procedures, clinical data and regulatory strategies or information; accounting, financial or pricing procedures or information, budgets or projections, or personnel or salary structure/compensation information; information regarding suppliers, clients, customers, employees, contractors, investors or investigators of the Company, information which has been designated in writing as confidential by the Company; programs, procedures (including operating procedures), processes, methods, guidelines, policies, proposals or contracts; computer software, data bases or programming; and any other information which, if divulged to a third party, could have an adverse impact on the Company, or on any third party to which it owes a confidentiality obligation. In addition, “Proprietary Information” includes any of the foregoing relating to the past, present or future operations, organization, projects, finances, business interests, methodology or affairs of any third party to which the Company owes a duty of confidentiality including, without limitation, the mere fact that the Company is or may be working with or for any client.
(b)	The obligations of confidentiality shall not apply to any Proprietary Information that was known by the Consultant at the time of disclosure to it by such Company, or that is independently developed or discovered by the Consultant after disclosure by such Company, without the aid, application or use of any item of such Company’s Proprietary Information, as evidenced by written records; now, or subsequently becomes, through no act or failure to act on the part of the Consultant, generally known or available; is disclosed to the Consultant by a third party authorized to disclose it; or is required by law or by court or administrative order to be disclosed; provided, that the Consultant shall have first given prompt notice to such Company of such required disclosure
(c)	Consultant shall exercise due care to prevent the unauthorized use or disclosure of the Company’s Proprietary Information, and shall not, without the Company’s prior written consent, disclose or otherwise make available, directly or indirectly, any item of the Company’s Proprietary Information to any person or entity other than those employees, independent contractors or agents of the Consultant (collectively, “Representatives”), to the extent such Representatives reasonably need to know the same in order to evaluate such Proprietary Information, to participate in the business relationship between the parties, or to make decisions or render advice in connection therewith. Consultant shall advise its Representatives who have access to the Company’s Proprietary Information of the confidential and proprietary nature thereof, and agrees that such Representatives shall be bound by terms of confidentiality and restrictions on use with respect thereto that are at least as restrictive as the terms of this Agreement.
(d)	Consultant shall exercise due care to prevent the unauthorized use or disclosure of the Company’s Proprietary Information, and shall not, without the Company’s prior written consent, disclose or otherwise make available, directly or indirectly, any item of the Company’s Proprietary Information to any person or entity other than those employees, independent contractors or agents of the Consultant (collectively, “Representatives”), to the extent such Representatives reasonably need to know the same in order to participate in any business relationship between the parties, or to make decisions or render advice in connection therewith. Consultant shall advise its Representatives who have access to the Company’s Proprietary Information of the confidential and proprietary nature thereof, and agrees that such Representatives shall be bound by terms of confidentiality and restrictions on use with respect thereto that are at least as restrictive as the terms of this Agreement.
(e)	Consultant shall use the Company’s Proprietary Information solely for the purposes of performing his duties pursuant to this Agreement and shall not make any other use of the Company’s Proprietary Information without the Company’s specific written authorization.
(f)	All Proprietary Information of the Company (including all copies thereof) shall be and at all times remain the property of such Company, and all non-oral Proprietary Information of the Company which is then in the Consultant’s possession or control shall be destroyed or returned to the Company promptly upon its request at any time, and in any event, no later than 60 days following any expiration or termination of this Agreement.
(g)	Nothing in this Agreement shall be construed, by implication or otherwise, as a grant of any right or license to trademarks, inventions, copyrights or patents, as a grant of a license to either Consultant to use any of the Company’s Proprietary Information except as expressly set forth herein.
(h)	The provisions of Section 4 of this Agreement shall survive until such time as all Confidential Information disclosed hereafter becomes publically known and made generally available through no action or inaction of Consultant.

5. CONSIDERATION

In the event that due to the efforts of the Consultant with regard to any Creditor the Company agrees to enters into a Settlement and Release Agreement with such Creditor acceptable to the Company for an amount which is less that the original debt owed (“Settlement”) the Consultant shall receive an amount to be negotiated by and between the Parties on a case by case basis as to each applicable Creditor.

In the event that any portion of the consideration to be paid to Consultant shall consist of restricted securities ( as that term is defined in Rule 144 promulgated under the Securities Act of 1933) Consultant agrees that such securities will and shall contain the following ( or a substantially similar) restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

6. NO OBLIGATION

This Agreement does not constitute an obligation on the part of the Company to enter into a Settlement with any Creditor.

7. ENTIRE AGREEMENT

This Agreement constitutes a final written expression of all the terms of the Agreement between the parties regarding the subject matter hereof, are a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous Agreements, understandings, and representations between the parties.

8. SEVERABILITY

If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement

9. GOVERNING LAW, VENUE, WAIVER OF JURY TRIAL

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

CONSULTANT	COMPANY

/s/ Todd S. Caven	/s/ David R. Koos
By: Todd S. Daven	By: David R. Koos
Its: CEO

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